SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): June 5, 2007

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

440 Route 22, Bridgewater, New Jersey 08807 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (866) 322-2525

Not Applicable
(Former name or former address, if changed since
last report)

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

  Effective June 5, 2007, the Board of Directors approved amended and restated by-laws of the Company. The amended by-laws reflect that the Chairman of the Board of Directors or the President and Chief Executive Officer of the corporation shall preside at any Company stockholder meetings. Previously, the Bylaws provided only for the Chairman of the Board to preside at such meetings.

Item 9.01. Financial Statement and Exhibits

(c) Exhibits.

3.1 Amended and Restated By-Laws of the Company, effective as of June 5, 2007 is filed as an Exhibit to this Report.

10.1 Form of revised Restricted Stock Unit Award Agreement for members of the Company's Board of Directors, effective May 23, 2006 is filed as an Exhibit to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Robert F. Wrobel
Robert F. Wrobel Secretary

Date: June 7, 2007